UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2010

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure

On November 16, 2010, MasTec, Inc., a Florida corporation (the “Company” or “MasTec”) issued a press release announcing its acquisition of a minority investment in EC Source Services, LLC, a Nevada limited liability company (“EC Source”), as well as the Merger Option (as defined below). A copy of the Company’s press release is furnished as Exhibit 99.1 to this report on Form 8-K. The information contained in this Item 7.01 of this current report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

ITEM 8.01	Other Events

On November 16, 2010, MasTec entered into a membership interest purchase agreement pursuant to which for $10 million it purchased a 33% interest in EC Source and acquired a two-year option (the “Merger Option”) that grants MasTec the right, but not the obligation, to acquire EC Source via merger (the “EC Source Acquisition”) pursuant to the terms of an Agreement and Plan of Merger that was entered into on November 16, 2010 by and among MasTec, EC Source, certain wholly owned subsidiaries of MasTec and the members of EC Source (the “Merger Agreement”). MasTec’s $10 million investment will be utilized by EC Source to support working capital and make equipment purchase as necessary to meet demands of its existing and future projects.

Pursuant to the Merger Option and Merger Agreement, if MasTec, in its sole discretion, exercises its option to close the EC Source Acquisition it will be required to pay the other EC Source equity holders 5,153,846 shares of MasTec common stock, par value $0.10 (the “MasTec Shares”), subject to certain purchase price adjustments, and a five-year earn-out, payable in either MasTec Shares or cash at MasTec’s election, based on EC Source’s EBITDA generally equal to 20% of the excess, if any, of EC Source’s annual EBITDA in excess of $15 million. The Merger Agreement provides that the MasTec Shares shall be subject to transfer restrictions which shall lapse 25% on the first anniversary of the closing of the EC Source Acquisition, an additional 25% on the second anniversary of the closing of the EC Source Acquisition and the remaining 50% on the third anniversary of the closing of the EC Source Acquisition.

Should MasTec exercise its Merger Option, the consummation of the EC Source Acquisition will be subject to certain conditions, including, among others, the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions. MasTec anticipates making its antitrust filings in the near future. Either MasTec or the EC Source members may terminate the Merger Agreement if MasTec has exercised the Merger Option but the closing of the EC Source Acquisition has not occurred within six months of that exercise or if MasTec has not exercised the Merger Option within two years of entry into the Merger Agreement.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 — Press Release dated November 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: November 16, 2010	By:	/s/ Alberto de Cardenas
		Name:	Alberto de Cardenas
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 16, 2010.